UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  February 7, 2019

GROWGENERATION CORP

(Exact Name of Registrant as Specified in its Charter)

Colorado	333-207889	46-5008129
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1000 West Mississippi Avenue

Denver, Colorado 80223

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code:  (303) 386-4796

N/A

(Former Address of Principal Executive Offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c)) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 1 – Registrant’s Business and Operations

Item 1.01. Entry Into a Material Definitive Agreement

On January 26, 2019, GrowGeneration Corp. (the “Company”) entered into an asset purchase agreement (the “Palm Springs Purchase Agreement”) through its wholly-owned subsidiary, GrowGeneration California Corp., to purchase the assets from Palm Springs Hydroponics, Inc. (“Palm Springs Hydroponics”) located in Palm Springs, California.

The assets subject to the sale under the Purchase Agreement included inventories, fixed assets, tangible personal property, intangible personal property and contracts. As consideration for the assets, the Company agreed to pay Palm Springs Hydroponics a total of (i) cash payment of approximately $452,500 for the inventory, (ii) cash payment of $25,000 for the fixed assets, (iii) cash payment of $322,500 for the intangible assets and goodwill, and (iv) 75,000 shares of restricted common stock of the Company.

In connection with the purchase of the assets, the Company also entered into a commercial lease agreement with a term of five years and three months, effective from February 7, 2019 to April 30, 2024, to rent the premises where the assets are located to open a new store.

The foregoing descriptions of the terms of the Palm Springs Purchase Agreement and the lease do not purport to be complete and are qualified in their entirety by reference to the full text of the forms of them filed herewith as Exhibits 99.1 and 99.2, respectively.

On January 26, 2019, the Company entered into another asset purchase agreement (the “Reno Purchase Agreement”) through its wholly-owned subsidiary, GrowGeneration Nevada Corp., to purchase the assets from Reno Hydroponics, Inc. (“Reno”) located in Reno, Nevada.

The assets subject to the sale under the Purchase Agreement included inventories, fixed assets, tangible personal property, intangible personal property and contracts. As consideration for the assets, the Company agreed to pay Reno a total of (i) cash payment of approximately $238,000 for the inventory, (ii) cash payment of $25,000 for the fixed assets, (iii) cash payment of $262,000 for the intangible assets and goodwill, and (iv) 75,000 shares of restricted common stock of the Company.

In connection with the purchase of the assets, the Company also entered into a one-year commercial lease agreement, effective from February 1, 2019 to January 31, 2020, to rent the premises where the assets are located to open a new store.

The foregoing descriptions of the terms of the Reno Purchase Agreement and the lease do not purport to be complete and are qualified in their entirety by reference to the full text of the forms of them filed herewith as Exhibits 99.4 and 99.5, respectively.

Section 2 – Financial Information

Item 2.01. Completion of Acquisition or Disposition of Assets

Disclosures under Item 1.01 above are incorporated hereunder in their entirety.

Section 7 – Regulation FD

Item 7.01. Regulation FD Disclosure

On February 7, 2019, the Company published a press release regarding the purchase of assets from Palm Springs Hydroponics. A copy of the press release is attached hereto as Exhibit 99.3.

On February 11, 2019, the Company published a press release regarding the purchase of assets from Reno. A copy of the press release is attached hereto as Exhibit 99.6.

The information contained herein and the exhibits attached herewith shall be deemed furnished and not filed.

Section 9 – Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
99.1	Form of Asset Purchase Agreement, dated January 26, 2019, by and among GrowGeneration Corp., GrowGeneration California Corp. and Palm Springs Hydroponics, Inc.
99.2	Form of Commercial Lease Agreement, dated February 1, 2019, by and between GrowGeneration California Corp. and RSM Arbours, LP
99.3	Press Release, dated February 7, 2019
99.4	Form of Asset Purchase Agreement, dated January 26, 2019, by and among GrowGeneration Corp., GrowGeneration Nevada Corp. and Reno Hydroponics, Inc.
99.5	Form of Commercial Lease Agreement, dated February 6, 2019, by and between GrowGeneration Nevada Corp. and Stan Lucas
99.6	Press Release, dated February 11, 2019

  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: February 12, 2019	GrowGeneration Corp.

	By:	/s/ Darren Lampert
	Name:	Darren Lampert
	Title:	Chief Executive Officer

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